Recording Requested by and Recorded
Counterparts Should be Returned to:

MAYER, BROWN & PLATT
1675 Broadway
New York, New York 10019-5820
Attn:   Douglas L. Wisner, Esq.



               DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
                    FIXTURE FILING AND SECURITY AGREEMENT
                                   made by
                            ALADDIN GAMING, LLC,
                     a Nevada limited-liability company,
                                 as Trustor,
                                     to
                          STEWART TITLE OF NEVADA,
                            a Nevada corporation,
                                 as Trustee,
                             for the benefit of
                          THE BANK OF NOVA SCOTIA,
                  in its capacity as Administrative Agent,
                               as Beneficiary

******************************************************************************


        THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OF CLARK COUNTY, NEVADA UNDER THE NAME OF ALADDIN GAMING, LLC AS "DEBTOR" AND THE BANK OF NOVA SCOTIA, AS ADMINISTRATIVE AGENT, AS SECURED PARTY.

        THIS INSTRUMENT IS A "CONSTRUCTION MORTGAGE" AS THAT TERM IS DEFINED IN SECTION 104.9313(1)(C) OF THE NEVADA

REVISED STATUTES AND SECURES AN OBLIGATION INCURRED FOR THE CONSTRUCTION OF AN IMPROVEMENT UPON LAND.

                DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
                    FIXTURE FILING AND SECURITY AGREEMENT


        THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING AND SECURITY AGREEMENT (hereinafter called "Deed of Trust") is made and effective as of February 26, 1998, by ALADDIN GAMING, LLC, a Nevada limited-liability company (Aladdin Gaming, LLC, together with all successors and assigns of the Trust Estate (as hereinafter defined), "Trustor") whose address is 2810 West Charleston Boulevard, Suite F58, Las Vegas, Nevada 89102, Attention: Jack Sommer, to STEWART TITLE OF NEVADA, a Nevada corporation, whose address is 3800 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89109, Attention:
Linda J. Jones, as Trustee ("Trustee"), for the benefit of THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Beneficiary"), whose address is: 580 California Street, 21st Floor, San Francisco, California 94104, Attention: Mr. Alan Pendergast, in its capacity as Administrative Agent under that certain Credit Agreement dated as of February 26, 1998, among Trustor, Beneficiary, Merrill Lynch Capital Corporation, as syndication agent, and the lenders (the "Lenders") listed therein from time to time (as the same may be amended or modified from time to time, the "Credit Agreement").

INTEREST ON OBLIGATIONS SECURED HEREBY ACCRUES AT THE RATE WHICH MAY FLUCTUATE FROM TIME TO TIME.

        DEFINITIONS - As used in this Deed of Trust, the following terms have the meanings hereinafter set forth:

        "Accounts Receivable" shall have the meaning set forth in
Section 9-106 (NRS 104-9106) of the UCC for the term "account," and shall include, without limitation, all rents, room revenues, income, receipts, issues, profits, revenues and maintenance fees, all rights to payment for hotel room occupancy by hotel guests, food and beverage revenues, advance registration fees, tour or junket proceeds and deposits, deposits for conventions and/or party reservations, security deposits and prepaid amounts, license and concession fees, income, proceeds and other benefits to which Trustor may now or hereafter be entitled from the Site, the Improvements, or any business or other activity conducted by Trustor at the Site or the Improvements.

        "Bankruptcy" means, with respect to any Person that: (i) a court having jurisdiction in the Trust Estate shall have entered a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order has not been stayed; or any other similar relief shall have been granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against such Person, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similarly law now or hereafter in effect; or a decree or order of a court having jurisdiction in the Trust Estate for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Person, for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Person, and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; or (iii) such Person shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or such Person shall make any assignment for the benefit of creditors or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and payable and a period of thirty (30) days shall have elapsed; or (iv) such Person shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and a period of thirty (30) days shall have elapsed; or the Board of Directors of such Person (or any committee thereof) or the managing member of such Person shall, adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (iii) above or this clause (iv).

        "Deed of Trust" means this Deed of Trust, Assignment of Rents and Leases and Security Agreement as it may be amended, increased or modified from time to time


        "Default Rate" means the interest rate set forth in Section 3.2.2 of the Credit Agreement that shall be due upon an Event of Default pursuant to
Section 8.3 of the Credit Agreement.

        "Event of Default" has the meaning set forth in Section 3.1 hereof.

        "FF&E" means all furniture, fixtures, equipment, apparatus, appurtenances, inventory and personal property now or in the future contained in, used in connection with, attached to, or otherwise useful or convenient to the use, operation, or occupancy of, or placed on, but unattached to, any part of the Site or Improvements whether or not the same constitutes real property or fixtures in the State of Nevada, and including all removable window and floor coverings, all furniture and furnishings, heating, lighting, plumbing, laundry, ventilating, air conditioning, refrigerating, incinerating, cleaning, and or lifting equipment, all elevators, escalators, and elevator and escalator plants, vacuum cleaning systems, public address and communications systems, switchboards, security and surveillance equipment and devices, power equipment, transformers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, engines, motors, compressors, machinery, pipes, appliances, equipment, fittings, conduits, fixtures, and building materials, all exercise equipment, all financial equipment, computer equipment, calculators, adding machines, video game machines, and any other electronic equipment of every nature used or located on any part of the Site or Improvements, together with all venetian blinds, shades, awnings, screens, draperies, drapery and curtain rods, carpeting, brackets, bulbs, cleaning apparatus, mirrors, lamps, ornaments, cooling apparatus and equipment, cooking facilities, stoves, ranges and ovens, microwave units, bakery equipment, garbage disposals, dishwashers, dishes, china, flatware, utensils, glassware and barware, all stock pots, and all other pots and pans and other kitchen and/or food, beverage and liquor handling, preparation, serving and storage equipment, tables, desks, chairs, chests, cabinets, mantels, plants, shrubbery, ground maintenance equipment, and any and all such property which is at any time installed in, affixed to or placed upon the Site or Improvements.

        "Improvements" means (1) all the buildings, structures, facilities and improvements of every nature whatsoever now or hereafter situated on the Site or any real property encumbered hereby, and (2) all FF&E, of every nature whatsoever now or hereafter owned or leased by Trustor or in which Trustor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Site or any real or personal property encumbered hereby or any other Improvements, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, and all of the right, title and interest of Trustor in and to any such property, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered.

        "Intangible Collateral" means (a) the rights to use all names and all derivations thereof now or hereafter used by Trustor in connection with the Site or Improvements, including, without limitation, the name "Aladdin," including any variations thereon, together with the goodwill associated therewith, and all names, logos, and designs used by Trustor, or in connection with the Site or in which Trustor has rights, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Site or Improvements, and any and all other trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Site or Improvements, including, without limitation, any interest as a lessee, licensee or franchisee, and, in each case, together with the goodwill associated therewith; (b) subject to the absolute assignment contained herein, the Rents; (c) any and all books, records, customer lists, concession agreements, supply or service contracts, licenses, permits, governmental approvals (to the extent such licenses, permits and approvals may be pledged under applicable law), signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by persons other than Trustor and its subsidiaries), cash, instruments, chattel papers, including inter-company notes and pledges, documents, unearned premiums, deposits, refunds, including but not limited to income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and all other claims, including without limitation condemnation awards and insurance proceeds, and all other contract rights and general intangibles resulting from or used in connection with the operation and occupancy of the Trust Estate and the Improvements and in which Trustor now or hereafter has rights; and (d) general intangibles, vacation license resort agreements or other time share license or right to use agreements, including without limitation all rents, issues, profits, income and maintenance fees resulting therefrom, whether any of the foregoing is now owned or hereafter acquired.

        "Personal Property" has the meaning set forth in Section 1.13 hereto.

        "Proceeds" has the meaning assigned to it under the UCC and, in any event, shall include but not be limited to (i) any and all proceeds of any insurance (including without limitation property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Trust Estate; (ii) any and all proceeds in the form of accounts, security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, chattel paper, liens and security instruments, guarantees or general intangibles relating in whole or in part to the Site or the Improvements and all rights and remedies of whatever kind or nature Trustor may hold or acquire for the purpose of securing or enforcing any obligation due Trustor thereunder; (iii) any and all payments in any form whatsoever made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trust Estate by any Governmental Instrumentality; (iv) subject to the absolute assignment contained herein, the Rents or other benefits arising out of, in connection with or pursuant to any Space Lease of the Trust Estate; and (v) any and all other amounts from time to time paid or payable in connection with any of the Trust Estate; provided, however, that the Trustor is not authorized to dispose of any of the Trust Estate unless such disposition is a Permitted Disposition.

        "Rents" means all rents, issues, profits, revenue, royalties, income, proceeds, earnings and other benefits, including, without limitation, prepaid rents, security deposits, and impound accounts derived from the Ground Leases, any Space Lease, sublease, license, franchise, occupancy or other agreement now existing or hereafter created affecting all or any portion of the Site or the Improvements or the use or occupancy thereof.

        "Space Leases" means any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, arrangements and all other agreements affecting the Trust Estate, that Trustor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, that give any person (a) the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Site or Improvements or (b) the right to enter upon or use any of the Trust Estate to extract or remove natural resources of any kind, together with all amendments, extensions, and renewals of the foregoing entered into in compliance with this Deed of Trust, together with all rental, occupancy, service, maintenance or any other similar agreements pertaining to use or occupation of, or the rendering of services at the Site, the Improvements or any part thereof; provided, however, the Ground Leases shall not be deemed to be included within the definition of "Space Leases."

        "Space Lessee(s)" means any and all tenants, licensees, or other grantees of the Space Leases and any and all guarantors, sureties, endorsers or others having primary or secondary liability with respect to such Space Leases.

        "Site" means the real property situated in the County of Clark, State of Nevada, more specifically described in Exhibit A attached hereto and incorporated herein by reference, including any after acquired title thereto.

        "Tangible Collateral" means all personal property, goods, equipment, supplies, building and other materials of every nature whatsoever and all other tangible personal property constituting a part or portion of the Site or the Improvements and/or used in the operation of the hotel, casino, restaurants, stores, parking facilities, and all other commercial operations on the Site or Improvements, including but not limited to communication systems, visual and electronic surveillance systems and transportation systems and not constituting a part of the real property subject to the real property lien of this Deed of Trust and including all property and materials stored therein in which Trustor has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Site or Improvements, and all construction materials and all furnishings, fixtures and equipment, including, but not limited to, all FF&E and all equipment and devices which are or are to be installed and used in connection with the operation of the Site or the Improvements, those items of furniture, fixtures and equipment which are to be purchased or leased by Trustor, machinery and any other item of personal property in which Trustor now or hereafter own or acquire an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Site or the Improvements and all present and future right and interest of Trustor in and to any casino operator's agreement, license agreement or sublease agreement used in connection with the Site or the Improvements.

        "Trust Estate" means all of the property described in Granting Clauses
(A) through (P) below, inclusive, and each item of property therein described.

        "UCC" means the Uniform Commercial Code in effect in the State of Nevada from time to time, NRS chapters 104 and 104A.

In addition. any capitalized terms used in this Deed of Trust which are not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement and, if not defined therein, the meaning ascribed to such terms in the Disbursement Agreement


                             W I T N E S S E T H:

        IN CONSIDERATION OF TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION; THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, AND FOR THE PURPOSE OF SECURING in favor of Beneficiary (1) the due and punctual payment of the indebtedness evidenced by the Notes in the principal amount of Four Hundred Ten Million Dollars ($410,000,000); (2) the performance of each covenant and agreement of Trustor contained in the Credit Agreement, herein or in the other Loan Documents and the Disbursement Agreement; (3) the payment of such additional loans or advances as hereafter may be made to Trustor (individually or jointly and severally with any other Person) or its successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust; provided, however, that any and all future advances by Beneficiary or Lenders to Trustor made for the improvement, protection or preservation of the Trust Estate, together with interest at the interest rate provided in the Credit Agreement, shall be automatically secured hereby unless such a note or instrument evidencing such advances specifically recites that it is not intended to be secured hereby and
(4) the payment of all sums expended or advanced by Beneficiary or Lenders under or pursuant to the terms hereof or to protect the security hereof (including Protective Advances (as such term is defined in Section 4.2 hereof)), together with interest thereon as herein provided, Trustor, in consideration of the premises, and for the purposes aforesaid, does hereby ASSIGN, GRANT, BARGAIN, SELL, CONVEY, PLEDGE, RELEASE, HYPOTHECATE, WARRANT, AND TRANSFER WITH POWER OF SALE UNTO TRUSTEE IN TRUST FOR THE BENEFIT OF BENEFICIARY AND THE LENDERS each of the following:

        (A)     Trustor's interest in the Site;

        (B) TOGETHER WITH all the estate, right, title and interest of Trustor of, in and to the Improvements;

        (C) TOGETHER WITH all Appurtenant Rights which now or hereinafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Trustor;

        (D) TOGETHER WITH all the estate, right, title and interest of Trustor of, in and to the Tangible Collateral to the extent permitted by, or not prohibited by, the Nevada Gaming Laws and other applicable law;

        (E) TOGETHER WITH the Intangible Collateral to the extent permitted by, or not prohibited by, Nevada Gaming Laws and other applicable law;

        (F) TOGETHER WITH (i) all the estate, right, title and interest of Trustor of, in and to all judgments and decrees, Loss Proceeds (including awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of the property described in Granting Clauses
(A), (B), (C), (D) and (E) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in Granting Clauses (A), (B), (C), (D) and (E) hereof or any part thereof, or to any Appurtenant Rights thereto), and Beneficiary is hereby authorized to collect and receive said Loss Proceeds and to give proper receipts and acquittance therefor, and (subject to the terms hereof) to apply the same toward the payment of the indebtedness and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable; (ii) all proceeds of any sales or other dispositions of the property or rights described in Granting Clauses (A), (B),
(C), (D) and (E) hereof or any part thereof whether voluntary or involuntary, provided, however, that the foregoing shall not be deemed to permit such sales, transfers, or other dispositions except as specifically permitted herein; and (iii) whether arising from any voluntary or involuntary disposition of the property described in Granting Clauses (A), (B), (C), (D) and (E), all Proceeds, products, replacements, additions, substitutions, renewals and accessions, remainders, reversions and after-acquired interest in, of and to such property;

        (G) TOGETHER WITH, the absolute assignment of the Ground Leases and any Space Leases or any part thereof that Trustor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, together with all of the following (including all "Cash Collateral" within the meaning of the Bankruptcy Code) arising from the Ground Leases and any Space Leases: (a) Rents (subject, however, to the aforesaid absolute assignment to Trustee for the benefit of Beneficiary and the conditional permission hereinbelow given to Trustor to collect the Rents), (b) all guarantees, letters of credit, security deposits, collateral, cash deposits, and other credit enhancement documents, arrangements and other measures with respect to the Ground Leases and any Space Leases, (c) all of Trustor's right, title, and interest under the Ground Leases and any Space Leases, including the following: (i) the right to receive and collect the Rents from the lessee, sublessee or licensee, or their successor(s), under the Ground Leases and any Space Lease(s) and (ii) the right to enforce against any tenants thereunder and otherwise any and all remedies under the Ground Leases and any Space Leases, including Trustor's right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty of the Ground Leases and any Space Lease; to terminate, modify, or amend the Ground Leases and any Space Leases; to obtain possession of, use, or occupy, any of the real or personal property subject to the Ground Leases and any Space Leases; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of the Ground Leases and any Space Leases and all obligations of the tenants thereunder based upon (A) any breach by such tenant under the applicable Ground Lease or Space Lease (including any claim that Trustor may have by reason of a termination, rejection, or disaffirmance of such Ground Lease or Space Lease pursuant to the Bankruptcy Code) and (B) the use and occupancy of the premises demised, whether or not pursuant to the applicable Ground Lease or Space Lease (including any claim for use and occupancy arising under landlord-tenant law of the State of Nevada or the Bankruptcy Code). Permission is hereby given to Trustor, so long as no Event of Default has occurred and is continuing hereunder, to enforce and collect and use the Rents, as they become due and payable, but not more than one (1) month in advance thereof. Upon the occurrence of an Event of Default, the permission hereby given to Trustor to collect the Rents shall automatically terminate, but such permission shall be reinstated upon a cure of such Event of Default. Beneficiary shall have the right, at any time and from time to time, to notify the ground lessees and any Space Lessee of the rights of Beneficiary as provided by this Section;

        Notwithstanding anything to the contrary contained herein, the foregoing provisions of this Paragraph (G) shall not constitute an assignment for purposes of security but shall to the extent permitted by, or not prohibited by, the Nevada Gaming Laws and other applicable law constitute an absolute and present assignment of the Rents to Beneficiary, subject, however, to the conditional license given to Trustor to collect and use the Rents as hereinabove provided; and the existence or exercise of such right of Trustor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Trustor;

        (H) TOGETHER WITH all of Trustor's right, title and interest in and to any and all reimbursements and rights to payments, credits, offsets and refunds under the Main Project Documents (other than the Ground Leases) including, without limitation, the Reciprocal Easement Agreement, the Common Parking Use Agreement, the Site Work Agreement, the Energy Service Agreement (including any right to purchase the Utility Plant), and any side letters or related agreements between Trustor and any other party thereto;

        (I) TOGETHER WITH all of Trustor's right, title and interest in and to any and all Plans and Specifications and all maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Site or the Improvements and the construction of the Improvements, including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Trustor relating thereto including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Site or the Improvements or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Site and purchase contracts or any agreement granting Trustor a right to acquire any land situated within Clark County, Nevada;

        (J) TOGETHER WITH, to the extent permitted by applicable law, all of Trustor's right, title, and interest in and to any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including, without limitation, options, option rights, contract rights now or hereafter obtained by Trustor from any Governmental Instrumentality having or claiming jurisdiction over the Site, the FF&E, the Improvements, or any other element of the Trust Estate or providing access thereto, or the operation of any business on, at, or from the Site including, without limitation, any liquor or Gaming Licenses, (except for any registrations, licenses, findings of suitability or approvals issued by the Nevada Gaming Authorities or any other liquor or gaming licenses which are non-assignable); provided, that upon an Event of Default hereunder or under the Credit Agreement, if Beneficiary is not qualified under the Nevada Gaming Laws to hold such Gaming Licenses, then Beneficiary may designate an appropriately qualified third party to which an assignment of such Gaming Licenses can be made in compliance with the Nevada Gaming Laws;

        (K) TOGETHER WITH all water stock, water permits and other water rights relating to the Site;

        (L) TOGETHER WITH all oil and gas and other mineral rights, if any, in or pertaining to the Site and all royalty, leasehold and other rights of Trustor pertaining thereto;

        (M) TOGETHER WITH any and all monies and other property, real or personal, which may from time to time be subjected to the lien hereof by Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust, the Credit Agreement or any other Loan Document granting a security interest to the Beneficiary, including, without limitation, any Protective Advances (as defined in Section 4.2 hereof) under this Deed of Trust; and all of Trustor's right, title, and interest in and to all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Trustor may subsequently acquire or obtain by any means, or construct, assemble, or otherwise place on any of the Trust Estate, and all conversions of any of the foregoing; it being the intention of Trustor that all property hereafter acquired by Trustor and required by this Deed of Trust, the Credit Agreement or other Loan Document granting security interest to the Beneficiary to be subject to the lien of this Deed of Trust or intended so to be shall forthwith upon the acquisition thereof by Trustor be subject to the lien of this Deed of Trust as if such property were now owned by Trustor and were specifically described in this Deed of Trust and granted hereby or pursuant hereto, and Trustee and Beneficiary are hereby authorized to receive any and all such property as and for additional security for the obligations secured or intended to be secured hereby. Trustor agrees to take any action as may reasonably be necessary to evidence and perfect such liens or security interests, including, without limitation, the execution of any documents necessary to evidence and perfect such liens or security interests;

        (N) TOGETHER WITH, to the extent permitted by applicable laws, any and all Accounts Receivable and all royalties, earnings, income, proceeds, products, rents, revenues, reversions, remainders, issues, profits, avails, production payments, and other benefits directly or indirectly derived or otherwise arising from any of the foregoing, all of which are hereby assigned to Beneficiary, who, except as otherwise expressly provided in this Deed of Trust (including, the provisions of Section 1.13 hereof), is authorized to collect and receive the same, to give receipts and acquittances therefor and to apply the same to the Obligations secured hereunder, whether or not then due and payable;

        (O) TOGETHER WITH Proceeds of the foregoing property described in Granting, Clauses (A) through (N);

        (P) TOGETHER WITH Trustor's rights further to assign, sell, lease, encumber or otherwise transfer or dispose of the property described in Granting Clauses (A) through (O) inclusive, above, for debt or otherwise; and

        Trustor, for itself and its successors and assigns, covenants and agrees to and with Trustee that, at the time or times of the execution of and delivery of these presents or any instrument of further assurance with respect thereto, Trustor has good right, full power and lawful authority to assign, grant, bargain, sell, convey, pledge, release, hypothecate, warrant, and transfer its interests in the Trust Estate in the manner and form as aforesaid, and that the Trust Estate is free and clear of all liens and encumbrances whatsoever, except the Permitted Liens, and Trustor shall warrant and forever defend the above-bargained property in the quiet and peaceable possession of Trustee and its successors and assigns against all and every person or persons lawfully or otherwise claiming or to claim the whole or any part thereof, except for Permitted Liens and Permitted Encumbrances. Trustor agrees that any greater title to the Trust Estate hereafter acquired by Trustor during the term hereof shall be automatically subject hereto.


                                  ARTICLE 1.

                             COVENANTS OF TRUSTOR

        The Beneficiary and Lenders have been induced to enter into the Credit Agreement and the Disbursement Agreement and to make the Loans to Borrower on the basis of the following material covenants, all agreed to by Trustor:

        a. Performance of Loan Documents. Trustor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Loan Documents and shall promptly pay to the Administrative Agent, when payment shall become due, the principal with interest thereon and all other sums required to be paid by Trustor under this Deed of Trust and the other Loan Documents.

        b. General Representations, Covenants and Warranties. Trustor represents, covenants and warrants that: (a) all of Trustor's representations and warranties contained in the Credit Agreement are true, correct and complete; (b) Trustor has good and marketable title to an indefeasible fee estate in the Site, free and clear of all encumbrances except the Permitted Liens and the Permitted Encumbrances, and that it has the right to hold, occupy and enjoy its interest in the Trust Estate, and has good right, full power and lawful authority to subject the Trust Estate to the Lien of this Deed of Trust and to pledge the same as provided herein and Beneficiary may at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Trust Estate in accordance with the terms hereof;
                (c) all costs arising from construction of any Improvements, the performance of any labor and the purchase of all Tangible Collateral and Improvements have been or shall be paid when due (subject to the provisions of the Disbursement Agreement, the Credit Agreement and this Deed of Trust); (d) the Site has frontage on, and direct access for ingress and egress to dedicated street(s); (e) Trustor shall at all times conduct and operate the Trust Estate in a manner so as not to lose, or permit its affiliate to lose the right to conduct gaming activities at the Main Project; and (f) Trustor acknowledges and agrees that it presently uses, and has in the past used, certain trade or fictitious names in connection with the operation of the business at the Trust Estate, including the names "Aladdin," (all of the foregoing, collectively, the "Enumerated Names"). For all purposes under this Deed of Trust it shall be deemed that the term "Trustor" includes, in addition to "Aladdin Gaming, LLC," all trade or fictitious names (including without limitation, all filings with Clark County, Nevada for fictitious names as d/b/a's) that Aladdin (or any successor or assign thereof) now or hereafter uses, or has in the past used, including, without limitation, the Enumerated Names, with the same force and effect as if this Deed of Trust had been executed in all such names (in addition to "Aladdin Gaming, LLC").

        c. Compliance With Legal Requirements. Trustor shall cause all portions of the Trust Estate and its use and occupancy to fully comply in all material respects with Legal Requirements at all times, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Trust Estate.

        d. Taxes. Except as otherwise permitted by the Credit Agreement generally and within the definition of "Permitted Liens,"

                (a) Trustor shall pay all Impositions as they become due and payable and shall deliver to Beneficiary promptly upon Beneficiary's request, evidence satisfactory to Beneficiary that the Impositions have been paid or are not delinquent; (b) Trustor shall not suffer to exist, permit or initiate the joint assessment of the real and personal property, or any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Site as a single lien, except as may be required by law; and (c) in the event of the passage of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the taxation of deeds of trust or obligations secured thereby for state or local purposes, or the manner of collecting such taxes and imposing a tax, either directly or indirectly, on this Deed of Trust or the Notes, Trustor shall pay all such Impositions and all payments required with respect to such Impositions.

        e.      Insurance.

                i.      Hazard Insurance Requirements and Proceeds.

                        (1) Hazard Insurance. Trustor shall at its sole expense obtain for, deliver to, assign and maintain for the benefit of Beneficiary, during the term of this Deed of Trust, insurance policies insuring the Trust Estate and liability insurance policies, all in accordance with the requirements of
                                Section 7.1.4 of the Credit Agreement,
                                Section 3.1.6 and Exhibit E of the
                                Disbursement Agreement.  Trustor shall
                                promptly pay when due any premiums on such insurance policies and on any renewals thereof and all payments required with respect to the procurement of such insurance. In the event of the foreclosure of this Deed of Trust or any other transfer of title to the Trust Estate in extinguishment of the Indebtedness and other sums secured hereby, all right, title and interest of Beneficiary in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee.

                        (2) Handling of Proceeds. All Proceeds from any insurance policies shall be applied in accordance with the provisions of
                                Section 7.1.20 of the Credit Agreement.

                ii. Notices Regarding Insurance Policies. Trustor covenants to promptly send to Beneficiary all notices relating to any violation of such policies or otherwise affecting Trustor's insurance coverage or ability to obtain and maintain such insurance coverage.

        f. Condemnation. Beneficiary is hereby authorized, at its option, to commence, appear in and prosecute in its own or Trustor's name any action or proceeding relating to any condemnation and, to settle or compromise any claim in connection therewith, and Trustor hereby appoints Beneficiary as its attorney-in-fact to take any action in Trustor's name pursuant to Beneficiary's rights hereunder. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Estate, or any portion thereof, Trustor shall notify the Trustee and Beneficiary of the pen-dency of such proceedings. Trustor from time to time shall execute and deliver to Beneficiary all instruments requested by it to permit such participation; provided, however, that such instruments shall be deemed as supplemental to the foregoing grant of permission to Trustee and Beneficiary, and unless otherwise required, the foregoing permission shall, without more, be deemed sufficient to permit Trustee and/or Beneficiary to participate in such proceedings on behalf of Trustor. All such compensation awards, damages, claims, rights of action and Proceeds, and any other payments or relief, and the right thereto, whether paid to Beneficiary or Trustor, are included in the Trust Estate. Beneficiary, after deducting therefrom all its expenses, including reasonable attorneys fees, shall apply all Loss Proceeds in accordance with the provisions of Section 7.1.20 of the Credit Agreement. Trustor hereby waives any rights it may have under NRS 37.115, as amended or recodified from time to time.

        g. Care of Trust Estate. Trustor shall not permit, commit or suffer to exist any waste, impairment or deterioration of the Trust Estate or of any part thereof that in any manner materially impairs Beneficiary's security hereunder and shall not take any action which will materially increase the risk of fire or other hazard to the Trust Estate or to any part thereof. Except as permitted under the Credit Agreement or as contemplated by the Plans and Specifications, no material part of the Improvements or Tangible Collateral that are part of the Trust Estate shall be removed, demolished or materially altered, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed. Trustor shall have the right, without such consent, to remove and dispose of free from the lien of this Deed of Trust any part of the Improvements or Tangible Collateral (that is part of the Trust Estate) as from time to time may become worn out or obsolete, or otherwise not useful in connection with the operation of the Trust Estate, provided that either (i) such removal or disposition does not materially affect the value of the Trust Estate or (ii) prior to or promptly following such removal, any such property shall be replaced with other property of substan-tially equal utility and of a value at least substantially equal to that of the replaced property when first acquired and free from any security interest of any other person (subject only to Permitted Liens), and by such removal and replacement Trustor shall be deemed to have subjected such replacement property to the lien of this Deed of Trust.

        h.      Leases.

                i.      Trustor represents and warrants that:

                        (1) Trustor has delivered to Beneficiary true, correct and complete copies of the Ground Leases, and all Space Leases, including all amendments and modifications, written or oral existing as of the Closing Date;

                        (2) Trustor has not executed or entered into any modifications or amendments of the Ground Leases, or the Space Leases, either orally or in writing, other than written amendments that have been disclosed to Beneficiary in writing;

                        (3) to Trustor's knowledge, no default now exists under the Ground Leases or any Space Lease;

                        (4) to Trustor's knowledge, no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or would entitle Trustor or any other party under the Ground Leases or any Space Lease to cancel the same or otherwise avoid its obligations;

                        (5) Trustor has not accepted prepayments of installments of Rent under the Ground Leases or any Space Leases, except for installment payments not in excess of one month's Rent and security deposits;

                        (6) except for the assignment effected hereby and as set forth in the Credit Agreement, Trustor has not executed any assignment or pledge of any of the Ground Leases, any of the Space Leases, the Rents, or of Trustor's right, title and interest in the same; and

                        (7) this Deed of Trust does not constitute a violation or default under any of the Ground Leases or the Space Lease, and is and shall at all times constitute a valid lien on Trustor's interests in the Ground Leases or the Space Leases.

                ii. Trustor shall not enter into any Space Lease nor shall any Space Lease be modified, amended, or supplemented without Beneficiary's prior written consent, which consent shall not be unreasonably withheld or delayed.


                iii. Trustor shall not amend, modify or supplement any Ground Lease without Beneficiary's prior written consent, which consent shall not be unreasonably withheld or delayed.

                iv. After an Event of Default, Trustor shall deliver to Beneficiary the executed originals of all Space Leases.

        i. Further Encumbrance. Trustor acknowledges and confirms its agreement to be bound by the covenants and restrictions contained in the Credit Agreement applicable to the Trust Estate. Trustor covenants and agrees to comply with all of the terms and conditions set forth in any FF&E Financing. If Trustor shall default in its obligations under any FF&E Financing, then the Beneficiary shall have the right, but not the obligation, to cure such default on Trustor's behalf and any and all sums so expended by the Beneficiary shall be secured by this Deed of Trust and shall be repaid by Trustor upon demand, together with interest thereon at the Default Rate from the date of advance.

        j.      Actions with Respect to Permitted Liens.

                i. If any action or proceeding shall be brought to foreclose any Permitted Lien (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), (i) no tenant of any portion of the Trust Estate shall be named by Trustor as a party defendant nor shall any action be taken with respect to the Trust Estate which would terminate any occupancy or tenancy of the Trust Estate, or any portion thereof, without the consent of Beneficiary; and (ii) any Rents, if collected through a receiver or by the holder of the Permitted Lien, shall be applied first to the obligations secured by this Deed of Trust, including principal and interest due and owing on or to become due and owing on the Notes, and then to the payment of maintenance expenses, operating charges, taxes, assessments, and disbursements incurred in connection with the ownership, operation, and maintenance of the Trust Estate.

                ii. Trustor agrees that in the event the ownership of the Trust Estate or any part thereof becomes vested in a person other than Trustor, Beneficiary may, without notice to Trustor, deal in any way with such successor or successors in interest with reference to this Deed of Trust, the Notes and other Obligations hereby secured without in any way vitiating or discharging Trustor's or any guarantor's, surety's or endorser's liability hereunder or upon the obligations hereby secured. No sale of the Trust Estate and no forbearance to any person with respect to this Deed of Trust and no extension to any person of the time for payment of the Notes, and other sums hereby secured given by Beneficiary shall operate to release, discharge, modify, change or affect the original liability of Trustor, or such guarantor, surety or endorser either in whole or in part.

        k. Partial Releases of Trust Estate. Trustor may from time to time make a Permitted Disposition including, but not limited to, (i) transferring a portion of the Trust Estate (including any temporary taking) to any person legally empowered to exercise the power of eminent domain, (ii) granting utility easements reasonably necessary or desirable for the construction and/or operation of the Site and the Improvements, which grant or transfer is for the benefit of the Trust Estate, or (iii) transferring a portion of the Trust Estate as contemplated pursuant to Section 7.1.19 of the Credit Agreement (including the release of the Mall Project Parcel, and the Music Project Parcel). In each such case, Beneficiary shall execute and deliver any instruments necessary or appropriate to effectuate or confirm any such transfer or grant, free from the lien of this Deed of Trust, provided, however, that Beneficiary shall execute a lien release or subordination agreement, as appropriate, for matters described in clauses (i) and (iii) above only if:

                i. Such transfer, grant or release is permitted by the Credit Agreement and all conditions precedent contained in the Credit Agreement for such transfer, grant or release, if any, shall have been satisfied;

                ii. Beneficiary and Trustee shall have received a counterpart of the instrument pursuant to which such transfer, grant or release is to be made, and each instrument which Beneficiary or Trustee is requested to execute in order to effectuate or confirm such transfer, grant or release;

                iii. In the case of a transfer to a Person legally empowered to exercise the power of eminent domain, which transfer involves property whose value is greater than $5,000,000, Beneficiary and Trustee shall have received an opinion of counsel, who may be counsel to Trustor, to the effect that the assignee or grantee of the portion of the Trust Estate being transferred is legally empowered to take such portion under the power of eminent domain; and

                iv. Beneficiary and Trustee shall have received such other instruments, certificates (including evidence of authority), endorsements (including title endorsements and date downs) and opinions as Beneficiary or Trustee may reasonably request, including, but not limited to, opinions that the proposed release is permitted by this Section 1.11.

Any consideration received for a transfer to any person empowered to exercise the right of eminent domain shall be subject to Section 1.6 hereof.

        l.      Further Assurances.

                i. At its sole cost and without expense to Trustee or Beneficiary, and subject in all events to compliance with the Nevada Gaming Laws and other applicable Legal Requirements, Trustor shall do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, notices, requests for notices, financing statements, continuation statements, certificates, assignments, notices of assignments, agreements, instruments and further assurances, and shall mark any chattel paper, deliver any chattel paper or instruments to Beneficiary and take any other actions that are necessary, prudent, or reasonably requested by Beneficiary or Trustee to perfect or continue the perfection and first priority of Beneficiary's security interest in the Trust Estate, to protect the Trust Estate against the rights, claims, or interests of third persons other than holders of Permitted Liens or to effect the purposes of this Deed of Trust, including the security agreement and the absolute assignment of Rents contained herein, or for the filing, registering or recording thereof.

                ii. Trustor shall forthwith upon the execution and delivery of this Deed of Trust, and thereafter from time to time, cause this Deed of Trust and each instrument of further assurance to be filed, indexed, registered, recorded, given or delivered in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the title of Trustee and/or Beneficiary to, the Trust Estate.

        m. Security Agreement and Financing Statements. Trustor (as debtor) hereby grants to Beneficiary (as creditor and secured party) a present and future security interest in all Account Receivables, Tangible Collateral (other than Tangible Collateral which secures an FF&E Financing), Intangible Collateral, FF&E (other than FF&E which secures an FF&E Financing), Improvements (in the case of Improvements described in clause (2) of the definition thereof, other than Improvements which secure an FF&E Financing), all other personal property now or hereafter owned or leased by Trustor or in which Trustor has or will have any interest, to the extent that such property constitutes a part of the Trust Estate (whether or not such items are stored on the premises or elsewhere), Proceeds of the foregoing comprising a portion of the Trust Estate and all proceeds of insurance policies and consideration awards arising therefrom and all proceeds, products, substitutions, and accessions therefor and thereto, subject to Beneficiary's rights to treat such property as real property as herein provided (collectively, the "Personal Property"). Trustor shall execute any and all documents and writings, including without limitation financing statements pursuant to the UCC, as may be necessary or prudent to preserve and maintain the priority of the security interest granted hereby on property which may be deemed subject to the foregoing security agreement or as Beneficiary may reasonably request, and shall pay to Beneficiary on demand any reasonable expenses incurred by Beneficiary in connection with the preparation, execution and filing of any such documents. Trustor hereby authorizes and empowers Beneficiary to execute and file, on Trustor's behalf, all financing statements and refiling and continuations thereof as advisable to create, preserve and protect said security interest (which empowerment shall be irrevocably as it is coupled with an interest). This Deed of Trust constitutes both a real property deed of trust and a "security agreement," within the meaning of the UCC, and the Trust Estate includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Estate. Trustor by executing and delivering this Deed of Trust has granted to Beneficiary, as security of the Obligations, a security interest in the Trust Estate.

                i. Fixture Filing. Without in any way limiting the generality of the immediately preceding, paragraph or of the definition of the Trust Estate, this Deed of Trust constitutes and shall be effective as Financing Statement filed as a fixture filing from the date of recording under Sections 9-313 and 9-402 of the UCC (NRS 104.9313 and NRS 104.9402). For such purposes,
                        (i) the "debtor" is Trustor and its address is the address given for it in the initial paragraph of this Deed of Trust; (ii) the "secured party" is Beneficiary, and its address for the purpose of obtaining information is the address given for it in the initial paragraph of this Deed of Trust; (iii) the real estate to which the fixtures are or are to become attached is Trustor's interest in the Site and is legally described in Exhibit A attached hereto; and
                        (iv) the record owner of such real estate is Trustor.

                ii. Remedies. This Deed of Trust shall be deemed a security agreement as defined in the UCC and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall include any or all of (i) those prescribed herein, and
                        (ii) those available under applicable law, and (iii) those available under the UCC, all at Beneficiary's sole election. In addition, a photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement for filing wherever filing may be necessary to perfect or continue the security interest granted herein.

                iii. Derogation of Real Property. It is the intention of the parties that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in anyway derogating from or impairing the express declaration and intention of the parties hereto as hereinabove stated that everything used in connection with the production of income from the Trust Estate and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded, as part of the real property encumbered by this Deed of Trust irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Beneficiary, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. It is the intention of the parties that the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Trustor's interest as lessors in any present or future Space Lease or rights to Rents, shall never be construed as in any way altering any of the rights of Beneficiary as determined by this Deed of Trust or impugning the priority of Beneficiary's real property lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Beneficiary in the event any court or judge shall at any time hold with respect to the matters set forth in the foregoing clauses (1), (2) and (3) that notice of Beneficiary's priority of interest to be effective against a particular class of persons, including but not limited to, the federal government and any subdivisions or entity of the federal government, must be filed in the UCC records.

                iv. Priority; Permitted Financing of Tangible Collateral. All Personal Property of any nature whatsoever which is subject to the provisions of this security agreement shall be purchased or obtained by Trustor in its name and free and clear of any lien or encumbrance, except for Permitted Liens and the lien hereof, for use only in connection with the business and operation of the Site and the Improvements, and shall be and at all times remain free and clear of any lease or similar arrangement, chattel financing, installment sale agreement, security agreement and any encumbrance of like kind, so that Beneficiary's security interest shall attach to and vest in Trustor for the benefit of Beneficiary, with the priority herein specified, immediately upon the installation or use of the Personal Property at the Site and Trustor warrants and represents that Beneficiary's security interest in the Personal Property is a validly attached and binding security interest, properly perfected and prior to all other security interests therein except as otherwise permitted in this Deed of Trust. The foregoing shall not be construed as limiting Trustor's rights to transfer Personal Property pursuant to Permitted Dispositions or to obtain releases of Personal Property from the Lien of this Deed of Trust pursuant to Section 1.11 hereof.

                v. Presentation of Contractual Rights of Collateral. Trustor shall, prior to delinquency, default, or forfeiture, perform all obligations and satisfy all material conditions required on its part to be satisfied to preserve its rights and privileges under any contract, lease, license, permit, or other authorization (i) under which it holds any Tangible Collateral or (ii) which constitutes part of the Intangible Collateral, except where Trustor is contesting such obligations in good faith.

                vi. Removal of Collateral. Except as permitted in the Credit Agreement (while in effect) for damaged or obsolete Tangible Collateral which is either no longer usable or which is removed temporarily for repair or improvement or removed for replacement on the Trust Estate with Tangible Collateral of similar function or as otherwise permitted herein, none of the Tangible Collateral shall be removed from the Trust Estate without Beneficiary's prior written consent.

                vii. Change of Name. Trustor shall not change its corporate or business name, or do business within the State of Nevada under any name other than such name, or any trade name(s) other than those as to which Trustor gives prior written notice to Beneficiary of its intent to use such trade names, or any other business names (if any) specified in the financing statements delivered to Beneficiary for filing in connection with the execution hereof, without providing Beneficiary with the additional financing statement(s) and any other similar documents deemed reasonably necessary by Beneficiary to assure that its security interest remains perfected and of undiminished priority in all such Personal Property notwithstanding such name change.

        n. Assignment of Rents and Leases. Effective upon the recordation of this Deed of Trust, the assignment of Rents and Leases set out above in Granting Clause (G) shall constitute an absolute and present assignment to Beneficiary, subject to the license herein given to Trustor to collect the Rents (including the Account Receivables, to the extent they are deemed to be Rents), and shall be fully operative without any further action on the part of any party, and Trustor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary all Rents and Leases. This is an absolute assignment and not an assignment for security only. Beneficiary shall be entitled upon the occurrence of an Event of Default hereunder to all Rents and to enter into the Site and the Improvements to collect all such Rents, provided, however, that Beneficiary shall not be obligated to take possession of the Trust Estate, or any portion thereof. The absolute assignment contained in Granting Clause (G) shall not be deemed to impose upon Beneficiary any of the obligations or duties of Trustor provided in any Ground Lease or Space Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease in the event that any lessee shall have been joined as a party defendant in any action to foreclose this Deed of Trust and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Trust Estate or any part thereof).

        o.      Expenses.

                i. Trustor shall pay when due and payable all costs, including without limitation, those reasonable appraisal fees, recording fees, taxes, abstract fees, title policy fees, escrow fees, attorneys' and paralegal fees, travel expenses, fees for inspecting architect(s) and engineer(s) and all other reasonable costs and expenses of every character which may hereafter be incurred by Beneficiary or any assignee of Beneficiary in connection with the preparation and execution of the amendments to the Credit Agreement and the Loan Documents, amendments thereto or instruments, agreements or documents of further assurance, the funding of the indebtedness secured hereby, and the enforcement of any Loan Document; and

                ii. Trustor shall, upon demand by Beneficiary, reimburse Beneficiary or any assignee of Beneficiary for all such reasonable expenses which have been incurred or which shall be incurred by it; and

                iii. Trustor shall indemnify Beneficiary with respect to any transaction or matter in any way connected with any portion of the Trust Estate, this Deed of Trust, including any occurrence at, in, on, upon or about the Trust Estate (including any personal injury, loss of life, or property damage), or Trustor's use, occupancy, or operation of the Trust Estate, or the filing or enforcement of any mechanic's lien, or otherwise caused in whole or in part by any act, omission or negligence occurring on or at the Trust Estate, including failure to comply with any Legal Requirement or with any requirement of this Deed of Trust that applies to Trustor, except to the extent resulting from the gross negligence, fraud or willful misconduct of Trustee or Beneficiary. If Beneficiary is a party to any litigation as to which either Trustor is required to indemnify Beneficiary (or is made a defendant in any action of any kind against Trustor or relating directly or indirectly to any portion of the Trust Estate) then, at Beneficiary's option, Trustor shall undertake Beneficiary's defense, using counsel reasonably satisfactory to Beneficiary (and any settlement shall be subject to Beneficiary's consent, which consent shall not be unreasonably withheld) and in any case shall indemnify Beneficiary against such litigation. Trustor shall pay all reasonable costs and expenses, including reasonable legal costs, that

                        Beneficiary pays or incurs in connection with any such litigation. Any amount payable under any indemnity in this Deed of Trust shall be a demand obligation, shall be added to, and become a part of, the secured obligations under this Deed of Trust, shall be secured by this Deed of Trust, and shall bear interest at the interest rate specified in the Credit Agreement. Such indemnity shall survive any release of this Deed of Trust and any foreclosure.

        p. Beneficiary's Cure of Trustor's Default. If Trustor defaults hereunder in the payment of any tax, assessment, lien, encumbrance or other Imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term of this Deed of Trust or any other Loan Document or any FF&E Financing, Beneficiary may, but is not obligated to, to preserve its interest in the Trust Estate, perform or observe the same, but only upon not less than five (5) Business Days notice to Trustor and all payments made (whether such payments are regular or accelerated payments) and reasonable costs and expenses incurred or paid by Beneficiary in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Beneficiary, together with interest thereon at the Default Rate from the date incurred until paid by Trustor, shall be added to the indebtedness and secured by the lien of this Deed of Trust. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Site or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Trustor or any person in possession holding under Trustor. No exercise of any rights under this
                Section 1.16 by Beneficiary shall cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

        q. Defense of Actions. Trustor shall appear in and defend any action or proceeding affecting or purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, and shall pay all costs and expenses, including cost of title search and insurance or other evidence of title, preparation of survey, and reasonable attorneys' fees in any such action or proceeding in which Beneficiary or Trustee may appear or may be joined as a party and in any suit brought by Beneficiary based upon or in connection with this Deed of Trust or any Loan Document. Nothing contained in this Section shall, however, limit the right of Beneficiary to appear in such action or proceeding with counsel of its own choice, either on its own behalf or on behalf of Trustor.


                                  ARTICLE 2.

                           CORPORATE LOAN PROVISIONS

        a.      Interaction with Credit Agreement.

                i. Incorporation by Reference. All terms, covenants, conditions, provisions and requirements of the Credit Agreement are incorporated by reference in this Deed of Trust.

                ii. Conflicts. In the event of any conflict or inconsistency between the provisions of this Deed of Trust and those of the Credit Agreement, the provisions of the Credit Agreement shall govern.

        b. Other Collateral. This Deed of Trust is one of a number of security agreements to secure the debt delivered by or on behalf of Trustor pursuant to the Credit Agreement and the other Loan Documents and securing the Obligations secured hereunder. All potential junior Lien claimants are placed on notice that, under the Credit Agreement and each other Loan Document granting a security interest to the Beneficiary or otherwise (such as by separate future unrecorded agreement between Trustor and Beneficiary), other collateral for the Obligations secured hereunder (i.e., collateral other than the Trust Estate) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Deed of Trust. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Trust Estate created and continued by this Deed of Trust.
                No such release shall impair the priority of the lien of this Deed of Trust. By accepting its interest in the Trust Estate, each and every junior Lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Beneficiary.


                                   ARTICLE 3.

                                   DEFAULTS

        a. Event of Default. The term "Event of Default," wherever used in this Deed of Trust, shall mean any one or more of the events of default listed in Section 8 of the Credit Agreement (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).


                                   ARTICLE 4.

                                   REMEDIES

        a. Acceleration of Maturity. If an Event of Default occurs, Beneficiary may (except that such acceleration shall be automatic if any Event of Default under clauses (a) through
                (e) of Section 8.1.10 of the Credit Agreement shall occur), declare the Notes and all indebtedness or sums secured hereby, to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives) notwithstanding anything in this Deed of Trust or any Loan Document or applicable law to the contrary.

        b. Protective Advances. If Trustor fails to make any payment or perform any other obligation under the Notes or any other Loan Documents, then without thereby limiting Beneficiary's other rights or remedies, waiving or releasing any of Trustor's obligations, or imposing any obligation on Beneficiary, Beneficiary may either advance any amount owing or perform any or all actions that Beneficiary considers necessary or appropriate to cure such default. All such advances shall constitute "Protective Advances." Protective Advances shall bear interest at the Default Rate from the date so advanced until paid in full. No sums advanced or performance rendered by Beneficiary shall cure, or be deemed a waiver of any Event of Default.

        c. Institution of Equity Proceedings. If an Event of Default occurs, Beneficiary may institute an action, suit or proceeding in equity for specific performance of this Deed of Trust, the Credit Agreement or any other Loan Document which grants a security interest for the benefit of the Beneficiary, all of which shall be specifically enforceable by injunction or other equitable remedy. Trustor waives any defense based on laches or any applicable statute of limitations.

        d.      Beneficiary's Power of Enforcement.

                i. If an Event of Default occurs, Beneficiary shall be entitled, at its option and in its sole and absolute discretion, to prepare and record on its own behalf, or to deliver to Trustee for recording, if appropriate, written declaration of default and demand for sale and written Notice of

                        Breach and Election to Sell (NRS 107.080(3) (or other statutory notice) to cause the Trust Estate to be sold to satisfy the obligations hereof, and in the case of delivery to Trustee, Trustee shall cause said notice to be filed for record.

                ii. After the lapse of such time as may then be required by law following the recordation of said Notice of Breach and Election to Sell, and notice of sale having been given as then required by law, including compliance with all applicable Nevada Gaming Laws, Trustee without demand on Trustor, shall sell the Trust Estate or any portion thereof at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, of cash in lawful money of the United States payable at the time of sale. Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of said property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall execute and deliver to the purchaser its Deed, Bill of Sale, or other instrument conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in such instrument of conveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale.

                iii. After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including, without limitation, costs of evidence of title and reasonable attorneys' fees of Trustee or Beneficiary in connection with a sale, Trustee shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the Default Rate to the payment of all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto as provided in NRS 40.462.

                iv. Subject to compliance with applicable Nevada Gaming Laws, if any Event of Default occurs, Beneficiary may, either with or without entry or taking possession of the Trust Estate, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Notes, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Deed of Trust in any manner provided by law for the foreclosure of mortgages or deeds of trust on real property and to sell, as an entirety or in separate lots or parcels, the Trust Estate or any portion thereof pursuant to the laws of the State of Nevada or under the judgment or decree of a court or courts of competent jurisdiction, and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court;

                        (3) to exercise any or all of the rights and remedies available to it under the Credit Agreement; and (4) to pursue any other remedy available to it. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

                v. The remedies described in this Section 4.4 may be exercised with respect to all or any portion of the Personal Property, either simultaneously with the sale of any real property encumbered hereby or independent thereof. Beneficiary shall at any time be permitted to proceed with respect to all or any portion of the Personal Property in any manner permitted by the UCC. Trustor agrees that Beneficiary's inclusion of all or any portion of the Personal Property (and all personal property that is subject to a security interest in favor, or for the benefit, of Beneficiary) in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

        e. Beneficiary's Right to Enter and Take Possession, Operate and Apply Income.

                i. Subject to compliance with applicable Nevada Gaming Laws, if an Event of Default occurs, (i) Trustor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all the Trust Estate including the Personal Property, without liability for trespass, damages or otherwise, and may exclude Trustor and its agents and employees wholly therefrom and may have joint access with Trustor to the books, papers and accounts of Trustor; and (ii) Trustor shall pay monthly in advance to Beneficiary on Beneficiary's entry into possession, or to any receiver appointed to collect the Rents, all Rents then due and payable.

                ii. If Trustor shall for any reason fail to surrender or deliver the Trust Estate, the Personal Property or any part thereof after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary or Trustee the right to immediate possession or requiring Trustor to deliver immediate possession of all or part of such property to Beneficiary or Trustee and Trustor hereby specifically consents to the entry of such judgment or decree. Trustor shall pay to Beneficiary or Trustee, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary or Trustee, their attorneys 'and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

                iii. Subject to compliance with applicable Nevada Gaming Laws, upon every such entering upon or taking of possession, Beneficiary or Trustee may hold, store, use, operate, manage and control the Trust Estate and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

                        (1)       make all necessary and proper maintenance,
                                repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

                        (2)       insure or keep the Trust Estate insured;

                        (3)       manage and operate the Trust Estate and
                                exercise all the rights and powers of Trustor in their name or otherwise with respect to the same;

                        (4)       enter into agreements with others to
                                exercise the powers herein granted Beneficiary or Trustee, all as Beneficiary or Trustee from time to time may determine; and, subject to the absolute assignment of the Rents and Leases to Beneficiary, Beneficiary or Trustee may collect and receive all the Rents, including those past due as well as those accruing thereafter; and shall apply the monies so received by Beneficiary or Trustee in such priority as Beneficiary may determine to (1) the payment of interest and principal due and payable on the Notes, (2) the deposits for taxes and assessments and insurance premiums due, (3) the cost of insurance, taxes, assessments and other proper charges upon the Trust Estate or any part thereof; (4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or Trustee; and (5) any other charges or costs required to be paid by Trustor under the terms hereof; and

                        (5)       rent or sublet the Trust Estate or any
                                portion thereof for any purpose permitted by this Deed of Trust.

        Beneficiary, or Trustee shall surrender possession of the Trust Estate and the Personal Property to Trustor only when all accrued and unpaid such interest and principal, tax and insurance deposits, and all amounts under any of the terms of the Credit Agreement, this Deed of Trust or any other Loan Document, shall have been paid in full. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

        f. Leases. Beneficiary is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Trust Estate, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted by Trustor to be, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Trust Estate, or any portion thereof. Unless otherwise agreed by Beneficiary, in writing, all Space Leases executed subsequent to the date hereof, or any part thereof, shall be subordinate and inferior to the lien of this Deed of Trust; provided, however that (i) Beneficiary may require that a non-disturbance and attornment agreement in connection with certain Space Leases; and (ii) from time to time Beneficiary may execute and record among the land records of the jurisdiction where this Deed of Trust is recorded, subordination statements with respect to such of said Space Leases as Beneficiary may designate in its sole discretion, whereby the Space Leases so designated by Beneficiary shall be made superior to the lien of this Deed of Trust for the term set forth in such subordination statement. From and after the recordation of such subordination statements, and for the respective periods as may be set forth therein, the Space Leases therein referred to shall be superior to the lien of this Deed of Trust and shall not be affected by any foreclosure hereof. All such Space Leases shall contain a provision to the effect that the Trustor and Space Lessee recognize the right of Beneficiary to elect and to effect such subordination of this Deed of Trust and consents thereto.

        g. Purchase by Beneficiary. Upon any foreclosure sale (whether judicial or nonjudicial), Beneficiary may bid for and purchase the property subject to such sale and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

        h. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Trustor agrees to the full extent permitted by law that if an Event of Default occurs, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Trust Estate or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Trustor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Trust Estate marshaled upon any foreclosure of the lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Trust Estate in part or as an entirety.

        i. Receiver. If an Event of Default occurs, Beneficiary, to the extent permitted by law and subject to compliance with all applicable Nevada Gaming Laws, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Trust Estate and to collect all Rents and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Beneficiary. Beneficiary may have a receiver appointed without notice to Trustor or any third party, and Beneficiary may waive any requirement that the receiver post a bond. Beneficiary shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. Any receiver appointed on Beneficiary's behalf may be an Affiliate of Beneficiary. The expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Trust Estate and to collect all Rents, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Beneficiary under this Deed of Trust, the Credit Agreement or otherwise available to Beneficiary and may be exercised concurrently therewith or independently thereof. Beneficiary shall be liable to account only for such Rents (including, without limitation, security deposits) actually received by Beneficiary, whether received pursuant to this Section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Beneficiary.

        j. Suits to Protect the Trust Estate. Beneficiary shall have the power and authority to institute and maintain any suits and proceedings as Beneficiary, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Trust Estate, or (c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Beneficiary's interest.

        k. Proofs of Claim. In the case of any receivership, Insolvency, Bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Trustor, or, to the extent the same would result in an Event of Default hereunder, any Subsidiary, or any guarantor, co-maker or endorser of any of Trustor's obligations, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as it may deem to be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Trustor under the Notes, any other Loan Document, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

        l.      Trustor to Pay the Notes on Any Default in Payment:
                Application of Monies by Beneficiary.

                i. In case of a foreclosure sale of all or any part of the Trust Estate and of the application of the proceeds of sale to the payment of the sums secured hereby, Beneficiary shall be entitled to enforce payment from Trustor of any additional amounts then remaining due and unpaid and to recover judgment against Trustor for any portion thereof remaining unpaid, with interest at the Default Rate in accordance with Section 4.19 hereof.

                ii. Trustor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Beneficiary or other action by Beneficiary and no attachment or levy of any execution upon any of the Trust Estate or any other property shall in any way affect the Lien and security interest of this Deed of Trust upon the Trust Estate or any part thereof or any Lien, rights, powers or remedies of Beneficiary hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

                iii. Any monies collected or received by Beneficiary under this Section 4.12 shall be first applied to the payment of reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary, and the balance remaining shall be applied to the payment of amounts due and unpaid under the Notes.

                iv. The provisions of this Section shall not be deemed to limit or otherwise modify the provisions of any guaranty of the indebtedness evidenced by the Notes.

        m. Delay or Omission; No Waiver. No delay or omission of Beneficiary to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Beneficiary whether contained herein or in the Credit Agreement or otherwise available to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

        n. No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Beneficiary (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Notes, the Credit Agreement, this Deed of Trust, or any other Loan Document; (d) releases any part of the Trust Estate from the lien or security interest of this Deed of Trust or any other instrument securing the Notes; (e) consents to the filing of any map, plat or replat of the Site (to the extent such consent is required); (f) consents to the granting of any easement on the Site (to the extent such consent is required); or (g) makes or consents to any agreement changing the terms of this Deed of Trust, the Credit Agreement or any other Loan Document for the benefit of Beneficiary subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under the Notes, this Deed of Trust, the Credit Agreement or any other Loan Document for the benefit of Beneficiary or otherwise of Trustor, or any subsequent purchaser of the Trust Estate or any part thereof or any maker, co-signer, surety or guarantor. No such act or omission shall preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be ranted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien or security interest of this Deed of Trust be altered thereby, except to the extent expressly provided in any releases, maps, easements or subordinations described in clause (d), (e), (f) or (g) above of this Section 4.14. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Trust Estate, Beneficiary, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Trust Estate or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Deed of Trust, the Credit Agreement or any other Loan Documents, (i) in the case of any nonmonetary Event of Default, Beneficiary may continue to accept payments due hereunder without thereby waiving the existence of such or any other Event of Default and (ii) in the case of any monetary Event of Default, Beneficiary may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

        o. Discontinuance of Proceedings; Position of Parties Restored. If Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry of judgement or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Beneficiary, then and in every such case Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had occurred or had been taken.

        p. Remedies Cumulative. No right, power or remedy, including without limitation remedies with respect to any security for the Notes, conferred upon or reserved to Beneficiary by this Deed of Trust, the Credit Agreement or any other Loan Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Credit Agreement or any other Loan Document, now or hereafter existing at law, in equity or by statute, and Beneficiary shall be entitled to resort to such rights, powers, remedies or security as Beneficiary shall in its sole and absolute discretion deem advisable.

        q. Interest After Event of Default. If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Notes and this Deed of Trust shall, at Beneficiary's option, bear interest at the Default Rate until such Event of Default has been cured. Trustor's obligation to pay such interest shall be secured by this Deed of Trust.

        r. Foreclosure; Expenses of Litigation. If Trustee forecloses, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Trustee and Beneficiary as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as Beneficiary may deem reasonably advisable either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Trust Estate or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Trust Estate and the maintenance of the lien and security interest of this Deed of Trust, including the fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust or any Loan Document, the Trust Estate or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Trustor, with interest thereon at the Default Rate, and shall be secured by this Deed of Trust. Trustee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

        s. Deficiency Judgments. If after foreclosure of this Deed of Trust or Trustee's sale hereunder, there shall remain any deficiency with respect to any amounts payable under the Notes or hereunder or any amounts secured hereby, and Beneficiary shall institute any proceedings to recover such defi-ciency or deficiencies, all such amounts shall continue to bear interest at the Default Rate. Trustor waives any defense to Beneficiary's recovery against Trustor of any deficiency after any foreclosure sale of the Trust Estate. Trustor expressly waives any defense or benefits that may be derived from any statute granting Trustor any defense to any such recovery by Beneficiary. In addition, Beneficiary and Trustee shall be entitled to recovery of all of their reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in Section 4.18 above. This provision shall survive any foreclosure or sale of the Trust Estate, any portion thereof and/or the extinguishment of the lien hereof.

        t. Waiver of Jury Trial. The waiver of jury trial contained in the Credit Agreement is hereby incorporated herein by this reference.

        u. Exculpation of Beneficiary. The acceptance by Beneficiary of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Trust Estate by Beneficiary, be deemed or construed to make Beneficiary a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Space Leases, the Rents or the Trust Estate, or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Ground Lease or any Space Lease or to assume any obligation or responsibility for any security deposits or other deposits except to the extent such deposits are actually received by Beneficiary, nor shall Beneficiary, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Trust Estate.

                                  ARTICLE 5.

                    RIGHTS AND RESPONSIBILITIES OF TRUSTEE;
                     OTHER PROVISIONS RELATING TO TRUSTEE

        Notwithstanding anything to the contrary in this Deed of Trust, Trustor and Beneficiary agree as follows.

        a. Exercise of Remedies by Trustee. To the extent that this Deed of Trust or applicable law authorizes or empowers, or does not require approval for, Beneficiary to exercise any remedies set forth in Article 4 hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State of Nevada) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary's behalf in accordance with applicable law of the State of Nevada. In connection therewith, Trustee: (a) shall not exercise, or waive the exercise of, any Beneficiary's remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary's request, and (b) shall exercise, or waive the exercise of, any or all of Beneficiary's remedies at Beneficiary's request, and in accordance with Beneficiary's directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary's request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

        b. Rights and Privileges of Trustee. To the extent that this Deed of Trust requires Trustor to indemnify Beneficiary or reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same indemnity and the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of Beneficiary. To the extent that this Deed of Trust negates or limits Beneficiary's liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Trustor, pursuant to this Deed of Trust, appoints Beneficiary as Trustor's attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Trustor's behalf without joinder or confirmation by the other.

        c. Resignation or Replacement of Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, and Trustee may be removed at any time with or without cause (i.e., in Beneficiary's sole and absolute discretion) by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute, successor or replacement Trustee to act instead of Trustee originally named (or in place of any substitute, successor or replacement Trustee), then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor, substitute or replacement Trustee, without any formality other than appointment and designation in writing executed by Beneficiary, which instrument shall be recorded if required by the law of the State of Nevada. The laws of the State of Nevada shall govern the qualifications of any Trustee. The authority conferred upon Trustee by this Deed of Trust shall automatically extend to any and all other successor, substitute and replacement Trustee(s) successively until the obligations secured hereunder have been paid in full or the Trust Estate has been sold hereunder or released in accordance with the provisions of the Credit Agreement and each other Loan Document to which the Beneficiary is a party or which grants a security for the benefit of the Beneficiary. Beneficiary's written appointment and designation of any Trustee shall be full evidence of Beneficiary's right and authority to make the same and of all facts therein recited. No confirmation, authorization, approval or other action by Trustor shall be required in connection with any resignation or other replacement of Trustee.

        d. Authority of Beneficiary. If Beneficiary is a banking corporation, state banking corporation or a national banking associa-tion and the instrument of appointment of any successor or replacement Trustee is executed on Beneficiary's behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

        e. Effect of Appointment of Successor Trustee. Upon the appointment and designation of any successor, substitute or replacement Trustee, and subject to compliance with applicable laws, Trustee's entire estate and title in the Trust Estate shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

        f. Confirmation of Transfer and Succession. Upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Trust Estate of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

        g. Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee's negligence, misconduct or knowing violation of law. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law). Trustee shall be under no liability for interest on any moneys received by it hereunder.

        h. Endorsement and Execution of Documents. Upon Beneficiary's written request, Trustee shall, without liability or notice to Trustor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Credit Agreement and each other Loan Document to which the Beneficiary is a party or which grants a security interest for the benefit of the Beneficiary. Trustor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Trustor's behalf and in Trustor's name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Trust Estate. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Trustor.

        i. Multiple Trustees. If Beneficiary appoints multiple trustees, then any Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

        j. Terms of Trustee's Acceptance. Trustee accepts the trust created by this Deed of Trust upon the following terms and conditions:

                i. Delegation. Trustee may exercise any of its powers through appointment of attorneys) in fact or agents.

                ii. Counsel. Trustee may select and employ legal counsel (including any law firm representing

                        Beneficiary). Trustor shall reimburse all reasonable legal fees and expenses that Trustee may thereby incur.

                iii. Security. Trustee shall be under no obligation to take any action upon any Event of Default unless furnished security or indemnity, in form satisfactory to Trustee, against costs, expenses, and liabilities that Trustee may incur.

                iv. Costs and Expenses. Trustor shall reimburse Trustee, as part of the Obligations secured hereunder, for all reasonable disbursements and expenses incurred by reason of and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee's administering and executing the trust created by this Deed of Trust and performing Trustee's duties and exercising Trustee's powers under this Deed of Trust.

                v. Release. Upon satisfaction of the conditions for reconveyance contained in Section 6.10 hereof, Beneficiary shall request that Trustee release this Deed of Trust and Trustee shall release this Deed of Trust and reconvey to the Trust Estate in accordance with Section 6. 10 hereof, provided, however, that Trustor shall pay all costs of recordation, if any, and all of Trustee's and Beneficiary's costs and expenses in connection with such release, including, but not limited to, reasonable attorneys' fees.

                                  ARTICLE 6.

                           MISCELLANEOUS PROVISIONS

        a. Heirs, Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the heirs, successors and assigns of such party shall be included, and subject to the limitations set forth in the Credit Agreement, all covenants and agreements contained in this Deed of Trust, by or on behalf of Trustor or Beneficiary shall bind and inure to the benefit of its heirs, successors and assigns, whether so expressed or not.

        b. Addresses for Notices, Etc. All notices and other communications provided to any party hereto under this Deed of Trust or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at the address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a notice to the other parties. All such notices and communications shall be deemed to have been properly given if
                (x) hand delivered with receipt acknowledged by the recipient;
                (y) if mailed, upon the fifth (5th) Business Day after the date on which it is deposited in registered or certified mail, postage prepaid, return receipt requested or (z) if by Federal Express or other nationally-recognized express courier service with instructions to deliver on the following Business Day, on the next Business Day after delivery to such express courier service. Notices and other communications may be given by facsimile but shall be deemed to be received upon automatic facsimile confirmation of receipt thereof by the intended recipient machine therefor with the original of such notice or communication to be given in the manner provided in the second sentence of this Section; provided, however, that the failure to deliver a copy in accordance with the second sentence of this Section shall not invalidate the effectiveness of such facsimile notice.

        Beneficiary:            The Bank of Nova Scotia
                                580 California Street
                                21st Floor
                                San Francisco, California  94104
                                Attention:  Mr. Alan Pendergast
                                Telephone:      (415) 616-4155
                                Telefax:        (415) 397-0791

        With a copy to:         The Bank of Nova Scotia
                                Loan Administration
                                600 Peachtree Street, N.E.
                                Suite 2700
                                Atlanta, Georgia 30308
                                Attention:  Marianne Velker
                                Telephone:      (404) 877-1500
                                Telefax:        (404) 888-8988

        Trustor:                Aladdin Gaming, LLC
                                2810 West Charleston Boulevard
                                Suite F58
                                Las Vegas, Nevada 89102
                                Attention: Jack Sommer
                                Telephone:      (702) 870-1234
                                Telefax:        (702) 870-8733

        Trustee:                Stewart Title of Nevada
                                3800 Howard Hughes Parkway
                                Suite 500
                                Las Vegas, Nevada 89109
                                Attention: Linda J. Jones
                                Telephone:      (702) 791-7000
                                Telefax:        (702) 733-6401

Any Person may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed to that person, by furnishing written notice of such change to the other parties, but no such notice of change shall be effective unless and until received by such other parties.

        c. Headings. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

        d. Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained herein or in the Notes, the Credit Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity of the lien hereof and the remaining covenants, agreements, terms or provisions contained herein or in the Notes, the Credit Agreement or any other Loan Document shall be in no way affected, prejudiced or disturbed thereby. To the extent permitted by law, Trustor waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

        e. Changes and Priority Over Intervening Liens. Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Trustor and Beneficiary relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

        f. Estoppel Certificates. Within ten (10) Business Days after Beneficiary's written request, Trustor shall from time to time execute a certificate, in recordable form (an "Estoppel Certificate"), stating, except to the extent it would be inaccurate to so state: (a) the current amount of the Obligations secured hereunder and all elements thereof, including principal, interest, and all other elements; (b) that Trustor has no defense, offset, claim, counterclaim, right of recoupment, deduction, or reduction against any of the Obligations secured hereunder; (c) that none of the Loan Documents to which the Beneficiary is a party or which grants a security interest for the benefit of the Beneficiary have been amended, whether orally or in writing;

                (d) that Trustor has no claims against Beneficiary of any kind; (e) that any Power of Attorney granted to Beneficiary is in full force and effect; and (f) such other matters relating to this Deed of Trust, and each other Loan Document to which the Beneficiary is a party or which grants a security interest for the benefit of the Beneficiary and the relationship of Trustor and Beneficiary as Beneficiary shall request. In addition, the Estoppel Certificate shall set forth the reasons why it would be inaccurate to make any of the foregoing assurances ("a" through "f").

        g. Waiver of Setoff and Counterclaim. All amounts due under this Deed of Trust, the Notes, the Credit Agreement and each other Loan Document to which the Beneficiary is a party or which grants a security interest for the benefit of the Beneficiary shall be payable without setoff, counterclaim or any deduction whatsoever. Trustor hereby waives the right to assert a counterclaim (other than a compulsory counterclaim) in any action or proceeding brought against it by Beneficiary and/or any Lender under the Credit Agreement, or arising out of or in any way connected with this Deed of Trust, the other Loan Documents to which the Beneficiary is a party or which grants a security interest for the benefit of the Beneficiary or the Obligations.

        h. Governing Law. The Credit Agreement and the Notes provide that they are governed by, and construed and enforced in accordance with, the laws of the State of New York. This Deed of Trust shall also be construed under and governed by the laws of the State of New York; provided, however, that (i) the terms and provisions of this Deed of Trust pertaining to the priority, perfection, enforcement or realization by Beneficiary of its respective rights and remedies under this Deed of Trust with respect to the Trust Estate shall be governed and construed and enforced in accordance-with the internal laws of the State of Nevada (the "State") without giving effect to the conflicts-of-law rules and principles of the State; (ii) Trustor agrees that to the extent deficiency judgments are available under the laws of the State after a foreclosure (judicial or nonjudicial) of the Trust Estate, or any portion thereof, or any other realization thereon by Beneficiary or any Lender under the Credit Agreement, Beneficiary or such Lender, as the case may be, shall have the right to seek such a deficiency judgment against Trustor in the State; and (iii) Trustor agrees that if Beneficiary or any Lender under the Credit Agreement obtains a deficiency judgment in another state against Trustor, then Beneficiary or such Lender, as the case may be, shall have the right to enforce such judgment in the State to the extent permitted under the laws of the State, as well as in other states. Nothing contained in this Section shall be deemed to expand the limitations set forth in
                Section 10.9 of the Credit Agreement.

        i. Required Notices. Trustor shall notify Beneficiary promptly of the occurrence of any of the following and shall immediately provide Beneficiary a copy of the notice or documents referred to: (i) receipt of notice from any Governmental Instrumentality relating to all or any material part of the Trust Estate if such notice relates to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; or (ii) receipt of any notice from any tenant leasing all or any material portion of the Trust Estate if such notice relates to a default or act, omission or circumstance which would result in a default after notice or passage of time or both.

        j. Reconveyance. Upon written request of Trustor after the Obligations secured hereby have been satisfied in full, Beneficiary shall cause Trustee to reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

        k. Attorneys' Fees. Without limiting any other provision contained herein, Trustor agrees to pay all costs of Beneficiary or Trustee incurred in connection with the enforcement of this

                Deed of Trust, the Credit Agreement or any other Loan Document, including without limitation all reasonable attorneys' fees whether or not suit is commenced, and including, without limitation, fees incurred in connection with any probate, appellate, bankruptcy, deficiency or any other litigation proceedings, all of which sums shall be secured hereby.

        l. Late Charges. By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right to collect any late charge thereon or interest thereon at the interest rate on the Notes, if so provided, not then paid or its right either to require prompt payment when due of all other sums so secured or to declare default for failure to pay any amounts not so paid.

        m. Cost of Accounting. Trustor shall pay to Beneficiary, for and on account of the preparation and rendition of any accounting, which Trustor may be entitled to require under any law or statute now or hereafter providing therefor, the reasonable costs thereof.

        n. Right of Entry. Beneficiary may at any reasonable time or times and on reasonable prior written notice to Trustor make or cause to be made entry upon and inspections of the Trust Estate or any part thereof in person or by agent.

        o. Corrections. Trustor shall, upon request of Beneficiary or Trustee, promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust (including, but not limited to, in the exhibits and schedules attached hereto) or in the execution or acknowledgement hereof, and shall execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Trustee to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interest hereby created any of Trustor's properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

        p. Statute of Limitations. To the fullest extent allowed by the law, the right to plead, use or assert any statute of limitations as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Deed of Trust or any rights hereunder, is hereby waived by Trustor.

        q. Subrogation. Should the proceeds of any loan or advance made by Beneficiary to Trustor, repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by Beneficiary, be used directly or indirectly to pay off, discharge, or satisfy, in whole or in part, any prior or superior lien or encumbrance upon the Trust Estate, or any part thereof, then, as additional security hereunder, Trustee, on behalf of Beneficiary, shall be subrogated to any and all rights, superior titles, liens, and equities owned or claimed by any owner or holder of said outstanding liens, charges, and indebtedness, however remote, regardless of whether said liens, charges, and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

        r. Joint and Several Liability. All obligations of Trustor hereunder, if more than one, are joint and several. Recourse for deficiency after sale hereunder may be had against the property of Trustor, without, however, creating a present or other lien or charge thereon.

        s. Homestead. Trustor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Trust Estate as against the collection of the Obligations, or any part hereof.

        t. Context. In this Deed of Trust, whenever the context so requires, the neuter includes the masculine and feminine, and the singular including the plural, and vice versa.

        u. Time. Time is of the essence of each and every term, covenant and condition hereof. Unless otherwise specified herein, any reference to "days" in this Deed of Trust shall be deemed to mean "calendar days."

        v. Interpretation. As used in this Deed of Trust unless the context clearly requires otherwise: The terms "herein" or "hereunder" and similar terms without reference to a particular section shall refer to the entire Deed of Trust and not just to the section in which such terms appear; the term "lien" shall also mean a security interest, and the term "security interest" shall also mean a lien.

        w. Effect of NRS Section 107.030. To the extent not inconsistent herewith, the provisions of NRS Section 107.030 are included herein by reference.

        x. Amendments. This Deed of Trust cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought and only as permitted by the provisions of the Credit Agreement.


                                   ARTICLE 7.

                               POWER OF ATTORNEY

        a. Grant of Power. Trustor irrevocably appoints Beneficiary and any successor thereto as its attorney-in-fact (which appointment Trustor hereby acknowledges is coupled with an interest), with full power and authority, including the power of substitution, exercisable only during the continuance of an Event of Default to act for Trustor in its name, place and stead as hereinafter provided:

                i. Possession and Completion. To take possession of the Site and the Improvements, remove all employees, contractors and agents of Trustor therefrom, complete or attempt to complete the work of construction, and market, sell or lease the Site and the Improvements.

                ii. Plans. To make such additions, changes and corrections in the current Plans and Specifications as may be necessary or desirable, in Beneficiary's reasonable discretion, or as it deems proper to complete the Main Project.

                iii. Employment of Others. To employ such contractors, subcontractors, suppliers, architects, inspectors, consultants, property managers and other agents as Beneficiary, in its discretion, deems proper for the completion of the Main Project, for the protection or clearance of title to the Site or Personal Property, or for the protection of Beneficiary's interests with respect thereto.

                iv. Security Guards. To employ watchmen to protect the Site and the Improvements from injury.

                v. Compromise Claims. To pay, settle or compromise all bills and claims then existing or thereafter arising against Trustor, which Beneficiary, in its discretion, deems proper for the protection or clearance of title to the Site or Personal Property, or for the protection of Beneficiary's interests with respect thereto.

                vi. Legal Proceedings. To prosecute and defend all actions and proceedings in connection with the Site or the Improvements.

                vii. Other Acts. To execute, acknowledge and deliver all other instruments and documents in the name of Trustor that are necessary or desirable, to exercise Trustor's rights under all contracts concerning the Site or the Improvements, including, without limitation, under any Space Leases, and to do all other acts with respect to the Site or the Improvements that Trustor might do on its own behalf, as Beneficiary, in its reasonable discretion, deems proper.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, Assignment of Rents and Leases and Security Agreement to be effective as of the day and year first above written.

TRUSTOR:                                ALADDIN GAMING, LLC,
                                        a Nevada limited-liability company,
                                        as Trustor

                                        By:     /s/ Ronald Dictrow
                                                ------------------------------
                                                Ronald Dictrow,
                                                Secretary

ACKNOWLEDGMENT



STATE OF NEW YORK               )
                                )  ss.:
COUNTY OF NEW YORK              )


        On the 26th day of February in the year 1998 before me, the undersigned, a Notary Public in and for said State, personally appeared Ronald Dictrow, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed same in his/her capacity, and that by his/her signature on the instrument, the entity upon behalf of which the individual acted, executed the instrument.


/s/  Dawn M. Schoenig
---------------------
Notary Public

My commission expires:  August 3, 1999

Notarial Seal:

                                   EXHIBIT A

                        Legal Description of the Site

                               Table of Contents

Section                                                                  Page

                                   ARTICLE 1

                             COVENANTS OF TRUSTOR

1.1         Performance of Loan Documents. . . . . . . . . . . . . . . .   10
1.2         General Representations, Covenants and Warranties. . . . . .   10
1.3         Compliance With Legal Requirements.. . . . . . . . . . . . .   10
1.4         Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
1.5         Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .   11
            1.5.1     Hazard Insurance Requirements and Proceeds.. . . .   11
            1.5.2     Notices Regarding Insurance Policies.. . . . . . .   11
1.6         Condemnation.. . . . . . . . . . . . . . . . . . . . . . . .   11
1.7         Care of Trust Estate.. . . . . . . . . . . . . . . . . . . .   12
1.8         Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
1.9         Further Encumbrance. . . . . . . . . . . . . . . . . . . . .   13
1.10        Actions with Respect to Permitted Liens. . . . . . . . . . .   13
1.11        Partial Releases of Trust Estate.. . . . . . . . . . . . . .   14
1.12        Further Assurances.. . . . . . . . . . . . . . . . . . . . .   15
1.13        Security Agreement and Financing Statements. . . . . . . . .   15
            1.13.1    Fixture Filing.  . . . . . . . . . . . . . . . . .   16
            1.13.2    Remedies.  . . . . . . . . . . . . . . . . . . . .   16
            1.13.3    Derogation of Real Property. . . . . . . . . . . .   16
            1.13.4    Priority; Permitted Financing of Tangible
                       Collateral. . . . . . . . . . . . . . . . . . . .   17
            1.13.5    Presentation of Contractual Rights of Collateral..   17
            1.13.6    Removal of Collateral. . . . . . . . . . . . . . .   17
            1.13.7    Change of Name.  . . . . . . . . . . . . . . . . .   18
1.14        Assignment of Rents and Leases.  . . . . . . . . . . . . . .   18
1.15        Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . .   18
1.16        Beneficiary's Cure of Trustor's Default. . . . . . . . . . .   19
1.17        Defense of Actions.. . . . . . . . . . . . . . . . . . . . .   19

                                   ARTICLE 2

                           CORPORATE LOAN PROVISIONS

2.1         Interaction with Credit Agreement. . . . . . . . . . . . . .   20
            2.1.1     Incorporation by Reference.. . . . . . . . . . . .   20
            2.1.2     Conflicts  . . . . . . . . . . . . . . . . . . . .   20

2.2         Other Collateral.. . . . . . . . . . . . . . . . . . . . . .   20

                                   ARTICLE 3

                                   DEFAULTS

3.1         Event of Default.. . . . . . . . . . . . . . . . . . . . . .   20

                                  ARTICLE 4

                                  REMEDIES

4.1         Acceleration of Maturity.. . . . . . . . . . . . . . . . . .   21
4.2         Protective Advances. . . . . . . . . . . . . . . . . . . . .   21
4.3         Institution of Equity Proceedings. . . . . . . . . . . . . .   21
4.4         Beneficiary's Power of Enforcement.. . . . . . . . . . . . .   21
4.5         Beneficiary's Right to Enter and Take Possession,
             Operate and Apply Income. . . . . . . . . . . . . . . . . .   23
4.6         Leases.. . . . . . . . . . . . . . . . . . . . . . . . . . .   24
4.7         Purchase by Beneficiary. . . . . . . . . . . . . . . . . . .   24
4.8         Waiver of Appraisement, Valuation, Stay, Extension  and
             Redemption Laws.. . . . . . . . . . . . . . . . . . . . . .   24
4.9         Receiver.  . . . . . . . . . . . . . . . . . . . . . . . . .   25
4.10        Suits to Protect the Trust Estate. . . . . . . . . . . . . .   25
4.11        Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . .   25
4.12        Trustor to Pay the Notes on Any Default in Payment:
             Application of Monies by Beneficiary. . . . . . . . . . . .   26
4.13        Delay or Omission; No Waiver.. . . . . . . . . . . . . . . .   26
4.14        No Waiver of One Default to Affect Another.. . . . . . . . .   26
4.15        Discontinuance of Proceedings; Position of Parties Restored.   27
4.16        Remedies Cumulative. . . . . . . . . . . . . . . . . . . . .   27
4.17        Interest After Event of Default. . . . . . . . . . . . . . .   28
4.18        Foreclosure; Expenses of Litigation. . . . . . . . . . . . .   28
4.19        Deficiency Judgments.. . . . . . . . . . . . . . . . . . . .   28
4.20        Waiver of Jury Trial.. . . . . . . . . . . . . . . . . . . .   29
4.21        Exculpation of Beneficiary.. . . . . . . . . . . . . . . . .   29

                                  ARTICLE 5

                   RIGHTS AND RESPONSIBILITIES OF TRUSTEE;
                    OTHER PROVISIONS RELATING TO TRUSTEE

5.1         Exercise of Remedies by Trustee. . . . . . . . . . . . . . .   29
5.2         Rights and Privileges of Trustee.. . . . . . . . . . . . . .   29
5.3         Resignation or Replacement of Trustee. . . . . . . . . . . .   30
5.4         Authority of Beneficiary.. . . . . . . . . . . . . . . . . .   30
5.5         Effect of Appointment of Successor Trustee.. . . . . . . . .   30
5.6         Confirmation of Transfer and Succession. . . . . . . . . . .   30
5.7         Exculpation. . . . . . . . . . . . . . . . . . . . . . . . .   31
5.8         Endorsement and Execution of Documents.. . . . . . . . . . .   31
5.9         Multiple Trustees. . . . . . . . . . . . . . . . . . . . . .   31
5.10        Terms of Trustee's Acceptance. . . . . . . . . . . . . . . .   31
            5.10.1    Delegation.. . . . . . . . . . . . . . . . . . . .   31
            5.10.2    Counsel. . . . . . . . . . . . . . . . . . . . . .   31
            5.10.3    Security.. . . . . . . . . . . . . . . . . . . . .   31
            5.10.4    Costs and Expenses.. . . . . . . . . . . . . . . .   32
            5.10.5    Release. . . . . . . . . . . . . . . . . . . . . .   32

                                   ARTICLE 6

                           MISCELLANEOUS PROVISIONS

6.1         Heirs, Successors and Assigns Included in Parties. . . . . .   32
6.2         Addresses for Notices, Etc.. . . . . . . . . . . . . . . . .   32
6.3         Headings.. . . . . . . . . . . . . . . . . . . . . . . . . .   33
6.4         Invalid Provisions to Affect No Others.  . . . . . . . . . .   33
6.5         Changes and Priority Over Intervening Liens. . . . . . . . .   34
6.6         Estoppel Certificates. . . . . . . . . . . . . . . . . . . .   34
6.7         Waiver of Setoff and Counterclaim. . . . . . . . . . . . . .   34
6.8         Governing Law. . . . . . . . . . . . . . . . . . . . . . . .   34
6.9         Required Notices.. . . . . . . . . . . . . . . . . . . . . .   35
6.10        Reconveyance.. . . . . . . . . . . . . . . . . . . . . . . .   35
6.11        Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . .   35
6.12        Late Charges.. . . . . . . . . . . . . . . . . . . . . . . .   35
6.13        Cost of Accounting.. . . . . . . . . . . . . . . . . . . . .   35
6.14        Right of Entry.  . . . . . . . . . . . . . . . . . . . . . .   36
6.15        Corrections. . . . . . . . . . . . . . . . . . . . . . . . .   36
6.16        Statute of Limitations.  . . . . . . . . . . . . . . . . . .   36
6.17        Subrogation. . . . . . . . . . . . . . . . . . . . . . . . .   36
6.18        Joint and Several Liability. . . . . . . . . . . . . . . . .   36

6.19        Homestead. . . . . . . . . . . . . . . . . . . . . . . . . .   36
6.20        Context. . . . . . . . . . . . . . . . . . . . . . . . . . .   36
6.21        Time.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
6.22        Interpretation.  . . . . . . . . . . . . . . . . . . . . . .   37
6.23        Effect of NRS Section 107.030. . . . . . . . . . . . . . . .   37
6.24        Amendments.. . . . . . . . . . . . . . . . . . . . . . . . .   37

                                   ARTICLE 7

                               POWER OF ATTORNEY
7.1         Grant of Power.  . . . . . . . . . . . . . . . . . . . . . .   37
            7.1.1     Possession and Completion. . . . . . . . . . . . .   37
            7.1.2     Plans. . . . . . . . . . . . . . . . . . . . . . .   37
            7.1.3     Employment of Others.. . . . . . . . . . . . . . .   37
            7.1.4     Security Guards. . . . . . . . . . . . . . . . . .   37
            7.1.5     Compromise Claims. . . . . . . . . . . . . . . . .   38
            7.1.6     Legal Proceedings. . . . . . . . . . . . . . . . .   38
            7.1.7     Other Acts.. . . . . . . . . . . . . . . . . . . .   38

EXHIBIT A   LEGAL DESCRIPTION OF THE SITE